Exhibit 10.2

Zhuzhou Pear Orchard Fruit Tree Saplings Concession Agreement

Lessor: Lin Changbin (“Party A”) I.D.: 352122197406082817

Lessee: UAN Sheng (Fujian) Agricultural Technology Co. LTD (“Party B”)

Legal Representative: Yuan-Hao Chang

In order to promote agricultural cooperation and exchange between Fujian and Taiwan, increase agricultural production and efficiency both parties with principles of mutual benefits, in regarding the issue of pear orchard fruit tree saplings concession in the Team 8th of former Zhuzhou Farm in Zhuzhou Village of Masha Town, entered into the below agreement after full negotiation:

1.	Party A leases its property right of all planted fruit tree saplings (approximately 8,800 pear trees) in the pear orchard, which covers about 300 acres woodland and water field at the original Team 8th in Erlian Shan of Zhuzhou Village to Party B from October 18, 2012 to December 31, 2025 and these pear trees’ production all belongs to Party B; Party B uses its advanced agricultural technology for transplant, grafting, and breed improvement.
2.	Party B needs to pay Party A sapling fee of RMB¥500,000 and Party B needs to pay Party A deposit of RMB¥100,000 when sign this agreement while the remaining sapling fee needs to be paid off in one payment before October 28th.
3.	Party A needs to finish all property relocation and evacuation of personnel within 15 days after signing this agreement; Party A needs to sign the contract of terminating the management of pear orchard with Zhuzhou Placement Station in seven days, and Party A needs to complete the fruit tree sapling inventory hand-over procedures to Party A by the end of October.
4.	This agreement has legal effect immediately after Party A receives Party B’s deposit; both parties needs to sincerely perform own obligations following the agreed matters of this agreement and the party in breach needs to pay the other party triple of the deposit as penalty in case of breach of agreement.
5.	This agreement is in triplicate, and both parties each has one, while the Placement Management Station of Jianyang City has one for reference; The agreement is in effect after both parties’ representatives sign and seal.

Party A: Changbin Lin

I.D.:

Address:

Phone: 13960690838

Party A’s account number:

Bank:

Bank Account: 622848 20226 16612810 Account name: Changbin Lin

Party B: UAN Sheng (Fujian) Agricultural Technology Co. LTD

Legal representative:

Address:

Phone:

October 18th, 2012